UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2013

CONATUS PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36003	20-3183915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4365 Executive Dr., Suite 200 San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 558-8130

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On September 25, 2013, Conatus Pharmaceuticals Inc. (“Conatus”) prepaid the outstanding advances under the loan and security agreement, dated as of July 3, 2013, by and among Conatus, Oxford Finance LLC (“Oxford”), as collateral agent, the lenders party thereto from time to time, including Silicon Valley Bank and Oxford in its capacity as a lender. Accordingly, the credit facility was terminated on September 25, 2013.

Conatus entered into the credit facility to obtain working capital and to fund general business requirements. Pursuant to the terms of the credit facility, Conatus prepaid the outstanding principal balance of $1.0 million plus accrued and unpaid interest, a prepayment fee of $30,000.00, a final payment of $50,000.00 and the collateral agent’s legal fees incurred with respect to the prepayment.

The preceding summary of the credit facility does not purport to be complete and is subject to the full text of the loan and security agreement, a copy of which was filed as Exhibit 10.23 to Conatus’ Amendment No. 2 to Registration Statement on Form S-1, filed with the Securities and Exchange Commission on July 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2013	CONATUS PHARMACEUTICALS INC.

	By:	/s/ Charles J. Cashion
	Name:	Charles J. Cashion
	Title:	Senior Vice President, Finance,
Chief Financial Officer and Secretary